Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the HC2 Holdings, Inc. Second Amended and Restated 2014 Omnibus Equity Award Plan of our report dated September 3, 2015, with respect to the financial statements of United Teacher Associates Insurance Company, included in HC2 Holdings, Inc.’s Current Report on Form 8-K dated September 8, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Cincinnati, Ohio
April 27, 2018